UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 19, 2011

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Bay Street, Suite 2330 Toronto ,Ontario, Canada, M5J 3T3
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 888-749-4916

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As disclosed on a Form 8-K filed with the Securities and Exchange Commission on November 10, 2011, on November 10, 2011, Liberty Silver Corp., a Nevada corporation (the “Company”) issued 6,500,000 subscription receipts (the “Subscription Receipts”) pursuant to a private placement at a price of US$0.50 per Subscription Receipt for gross proceeds of US$3,250,000; there were no underwriting discounts or commissions paid.  On December 19, 2011, each Subscription Receipt was automatically converted for no additional consideration, into one unit of the Company (a “Unit”) as a result of the Company’s receipt of notice that its common stock was accepted for trading on the Toronto Stock Exchange under the trading symbol, “LSL”, effective as of December 22, 2011.  Each Unit is comprised of one common share and one warrant (“Warrant”). Each Warrant is exercisable at a price of US$0.65 per share at any time until 5:00 p.m. (Toronto time) on December 31, 2013. The Units were offered and sold solely to persons outside the United States in reliance upon the exemption from registration provided by Regulation S under the Securities Act of 1933, for offerings made solely outside the United States to non-U.S. persons.

ITEM 8.01 OTHER EVENTS

On December 19, 2011, the Company received approval from the Toronto Stock Exchange (“TSX”) to have the Company’s common stock listed for trading on the TSX under the symbol “LSL”.  The Company’s common stock will begin trading on the TSX on December 22, 2011.  In addition to trading on the TSX, shares of the Company’s common stock will continue to trade on the Over-The-Counter Bulletin Board under the trading symbol “LBSV.OB”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.

By:  /s/ Geoff Browne

Chief Executive Officer

Date: December 21, 2011

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